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                                                                    EXHIBIT 10.9

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

                     BETWEEN KEYCORP AND ROBERT W. GILLESPIE


                   THIS SECOND AMENDMENT is made this 23rd day of November, 1999, and amends the Amended and Restated Employment Agreement dated as of November 23, 1996 (the "Agreement"), between KEYCORP ("Key"), and ROBERT W. GILLESPIE ("Gillespie").

                              W I T N E S S E T H:

          WHEREAS, Key and Gillespie desire to amend the Agreement (a) by extending by one year the term during which it is anticipated that Gillespie will provide full time services to Key under the Agreement and (b) by modifying the definition of "Aggregate Incentive Compensation Award" in view of Key's transition to a long term incentive compensation plan that pays out every other year instead of every year as was contemplated when the Agreement was originally executed;

          NOW, THEREFORE, Key and Gillespie, in consideration of the promises and mutual covenants contained in the Agreement and in this Amendment, hereby agree as follows (certain terms used in and not otherwise defined in this Amendment have the meanings assigned to them in the Agreement):

         1. Scheduled Term Extended through a Date in May 2001. To extend the end of the Scheduled Term by one full year, the year "2001" is hereby substituted for the year "2000" each place it appears in Section 1.22 of the Agreement, which defines "Scheduled Term." With that substitution, Section 1.22 reads, in its entirety, as follows:

         "1.22 Scheduled Term. The term "Scheduled Term" shall mean the period commencing at the Effective Time and ending May 31, 2001, except that, if and when proxy materials are mailed to the shareholders of Key announcing a date in May of 2001 as the date of the annual meeting of shareholders of Key to be held in the year 2001, the date so announced shall be substituted for May 31, 2001 as the end of the Scheduled Term.

         2. Modification of Definition of "Aggregate Incentive Compensation Award." As in effect before this amendment, Section 1.2 of Agreement defined "Aggregate Incentive Compensation Award" for any year by reference, in part, to the amount of the annual incentive compensation award (whether paid in cash, deferred, or a combination of both) payable to Gillespie under the Long Term Incentive Compensation Plan for that year and provided that awards with respect to any multi-year period under that plan are deemed to be "for" the last year of that multi-year period. A separate three-year long term incentive compensation period ends each year through 1999. However, as a result of the transition to four-year long term incentive compensation periods that begin and end every other year, there will be no multi-year long term incentive compensation period that ends with the year 2000. Absent amendment, this leaves a gap in the definition of "Aggregate Incentive Compensation Award." To fill that gap, the following language is hereby added at the end of Section 1.2 of the Agreement:


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         In view of the transition to four-year periods under the Long Term
         Incentive Plan and the consequent absence of any actual award under that plan for the year 2000, the amount of the Aggregate Incentive Compensation Award for 2000 will be deemed to be equal to the sum of
         (a) the incentive compensation payable to Gillespie for 2000 under the Short Term Incentive Compensation Plan and (b) the average determined by adding together all of the incentive compensation awards payable to Gillespie under the Long Term Incentive Compensation Plan for the years 1996, 1997, 1998, and 1999 and dividing the sum so determined by four.

         3. This Amendment to Control. This Amendment is intended to alter the provisions of the Agreement to the extent necessary to give effect to Sections 1 and 2 hereof. If there is any conflict between the provisions of the Agreement and of any of the provisions of this Amendment, the provisions of this Amendment shall prevail.

                                KEYCORP


                                By  /s/ Thomas C. Stevens
                                  ---------------------------------------------
                                     Thomas C. Stevens, Senior Executive Vice
                                      President, General Counsel, and Secretary


                                  /s/ Robert W. Gillespie
                                -----------------------------------------------
                                ROBERT W. GILLESPIE